FOR IMMEDIATE RELEASE

Media Contact:
Christine Needles
Global Corporate Communications
Christine.Needles@interface.com
+1 404-491-4660

Investor Contact:
Bruce Hausmann
Chief Financial Officer
Bruce.Hausmann@interface.com
+1 770-437-6802

Interface Reports Second Quarter 2018 Results

-- GAAP Net Sales Up 12.7%; Organic Sales Up 10.6% --
-- GAAP EPS of $0.35; Adjusted EPS of $0.42 --
-- Year-to-date GAAP EPS growth of 30%; Year-to-date Adjusted EPS growth of 26% --

ATLANTA – July 25, 2018 – Interface, Inc. (Nasdaq: TILE), a worldwide commercial flooring company and global leader in sustainability, today announced results for the second quarter ended July 1, 2018.

"We delivered another solid quarter in line with our expectations and remain focused on executing our value creation strategy across our core carpet tile and LVT product lines. Organic sales and organic order trends continue to demonstrate strong momentum in our business with organic sales up 10.6% year over year and organic orders up 9.7% year over year," said Jay Gould, CEO of Interface. "Second quarter gross margin was slightly down year over year as a result of delayed productivity initiatives due to increased sales volume, and a change in this quarter's revenue mix that was more heavily weighted toward the InterfaceServices business. SG&A expenses were in line with expectations and, excluding nora transaction costs, SG&A improved 10 basis points as a percentage of net sales. Overall, it was another solid quarter for Interface as we delivered GAAP EPS of $0.35 and Adjusted EPS of $0.42."

In the second quarter, Interface also announced its intent to acquire nora systems, a global leader in performance flooring and worldwide share leader in the rubber flooring category. The Company expects to close the acquisition in the third quarter. Second quarter results include $5.8 million of nora transaction related expenses -- $3 million of which (or 1.1% of sales) are due diligence related costs recorded in the SG&A line, and $2.8 million of which are recorded in the other expense line as they relate to mark-to-market expenses on the previously mentioned financial instrument that is being used to hedge foreign exchange risk associated with the nora purchase price.

Second Quarter 2018 Financial Summary

Sales: Core carpet tile and LVT continued to drive strong sales and order growth in the quarter. Second quarter GAAP net sales were $284 million, up 12.7% versus $252 million in the prior year period as strong sales momentum continued through the first half of the year. Organic sales, which adjust for the impact of foreign currency fluctuations, were up 10.6% year over year.

Organic orders, which exclude the impact of foreign currency fluctuations, were up 9.7% year over year. Carpet tile and LVT contributed relatively equally to sales and order growth.

Operating Income: Second quarter GAAP operating income was $34 million, or 11.9% of sales, compared with $34 million, or 13.3% of sales, in the prior year period. Excluding $3 million of transaction related expenses from the planned nora acquisition, second quarter adjusted operating income was $37 million, or 12.9% of sales.

Gross margin was 38.5% in the second quarter, a decrease of 40 basis points over the prior year period, driven by delayed productivity initiatives due to increased sales volume, and a change in this quarter's revenue mix that was more heavily weighted toward the InterfaceServices business.

Second quarter SG&A expenses were $75 million, or 26.6% of sales, compared to $64 million, or 25.6% of sales, in the second quarter of 2017. The 2018 second quarter SG&A includes $3 million of transaction costs associated with the planned nora acquisition. Excluding these transaction costs, SG&A was down 10 basis points as a percent of net sales year-over-year.

Net Income and EPS: GAAP net income during the second quarter of 2018 was $21 million, or $0.35 per diluted share, compared to second quarter 2017 net income of $21 million, or $0.33 per diluted share. Adjusted second quarter net income, which excludes nora transaction related expenses, was $25 million, or $0.42 per diluted share.

Year to Date 2018 Financial Results

Sales:  For the first six months of 2018, net sales were $524 million, up 10.9% compared with $473 million in the first half of last year. Organic sales grew 8.8% versus prior year. Carpet tile and LVT contributed relatively equally to sales growth in the first half of 2018.

Operating Income:  For the first half of 2018, the Company reported operating income of $57 million, or 10.8% of sales, compared to $49 million, or 10.4% of sales, for the same period in 2017. Adjusted operating income was $60 million, or 11.4% of sales, in the first half of 2018, versus adjusted operating income of $57 million, or 12.0% of sales, in the first six months of 2017.

Net Income and EPS:  The Company reported net income of $36 million, or $0.60 per share, for the first half of 2018, including nora acquisition transaction related expenses, compared with $29 million or $0.46 per share, for the same period in 2017, including restructuring and asset impairment charges. Excluding the acquisition expenses and restructuring and asset impairment charges in the respective periods, the Company reported adjusted net income of $40 million, or $0.68 per share, for the first half of 2018 versus adjusted net income of $34 million, or $0.54 per share, for the first six months of 2017.

In the first half of 2018, GAAP EPS increased 30%, and adjusted EPS increased 26%.

Webcast and Conference Call Information

The Company will host a conference call tomorrow morning, July 26, at 9:00 a.m. Eastern Time, to discuss its second quarter 2018 results. The conference call will be simultaneously broadcast live over the Internet.

Listeners may access the conference call live over the Internet at: https://event.on24.com/wcc/r/1792731/5A6438EBA9EFB93D2501F6764AC25DAD, or through the Company's website at: http://investors.interface.com.
The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

Fiscal Year 2018 Outlook

Looking at the full year of 2018, Interface's carpet tile and LVT business is targeting to achieve 4 - 7% organic sales growth, gross profit margin of approximately 39%, and SG&A expenses that are relatively flat to 2017 as a percentage of net sales.

Depending on the date the nora transaction formally closes, which will determine when nora's business results start being included into Interface's business results, the nora acquisition is anticipated to have the following impacts on Interface's targeted 2018 results:
•	Increasing gross profit margin by 30 – 50 basis points;
•	Increasing SG&A expenses, as a percentage of net sales, by 70 – 100 basis points;
•	Increasing the Company's effective tax rate to 27 - 28%; and
•	Improving adjusted EPS by $0.03 to $0.06 in 2018.

Full year post-closing Company interest and other expenses are projected to be $17 million to $19 million, which includes interest expense related to funding the nora acquisition through a term loan facility. Capital expenditures for the full year post-closing are forecasted to be $50 million to $60 million. Based on historic seasonality, current forecasts, and prior year comparables, the Company continues to expect its strongest operating income growth in the second and third quarters of 2018, with softer growth in the first and fourth quarters.

Lastly, as part of financing the nora acquisition with debt, the Company's existing credit facility will be amended and extended as part of the transaction closing to effectively refinance all of the Company's current debt and incorporate new debt from the nora transaction (the "Refinancing"). Depending on Libor rates and other factors, it is anticipated that the near term weighted average cost of debt under this Refinancing will be 3.5% - 4.0%, and the new maturity date of the Company's credit facility will be five years from the nora transaction close date.

Non-GAAP Financial Measures

Interface provides adjusted earnings per share, adjusted net income, adjusted operating income, and organic sales growth as additional information regarding its actual and projected operating results in this press release. These measures are not in accordance with – or alternatives to – GAAP, and may be different from non-GAAP measures used by other companies. Adjusted EPS, adjusted net income and adjusted operating income exclude transaction related expenses for the planned nora acquisition and restructuring and asset impairment charges. Organic sales growth excludes the impact of foreign currency fluctuations and Interface's exit from its FLOR specialty retail stores. This news release should be read in conjunction with the Company's Current Report on Form 8-K furnished today to the U.S. Securities & Exchange Commission, which explains why Interface believes presentation of these non-GAAP measures provides useful information to investors, as well as any additional material purposes for which Interface uses these non-GAAP measures.

Interface at this time cannot reasonably quantify the GAAP basis impact of the nora transaction to earnings per share without unreasonable efforts, as such calculations are highly dependent upon the timing of the closing of the transaction and the nature of the purchase price accounting adjustments and their impacts going forward. While the ultimate effect of the transaction on Interface's future GAAP EPS cannot be predicted at this time for the reasons just stated, we expect that for 2018 and 2019 the effect of the transaction will be negative to our GAAP EPS. Given the uncertainty of foreign exchange rates in the future, Interface also cannot reasonably reconcile forecasted organic sales growth to GAAP net sales growth.

About Interface
Interface Inc. is a world-leading modular flooring company with a fully integrated collection of carpet tiles and resilient flooring. Our modular system helps customers create interior spaces while positively impacting the people who use them and our planet.

Our mission, Climate Take Back™, invites the industry to join us as we commit to running our business in a way that is restorative to the planet and creates a climate fit for life. For additional information: interface.com and blog.interface.com. Follow Interface on Twitter, YouTube, Facebook, Pinterest, LinkedIn, Instagram, and Vimeo.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements. Forward-looking statements include, without limitation, information under the heading "Fiscal Year 2018 Outlook" in this news release, the Company's expectations regarding the closing, and timing of closing, of the nora acquisition and the Company's expectations regarding the effect of the nora acquisition on the Company's results.  Forward-looking statements may be identified by words such as "may," "expect," "forecast," "anticipate," "intend," "plan," "believe," "could," "seek," "project," "estimate," "target," "will" and similar expressions. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including: the risk that the closing conditions in the nora acquisition will not be satisfied or waived on a timely basis, or at all; the risk that the Company may have overestimated the future contribution of the nora business to the Company's combined results; risks related to integration of the combined businesses; risks related to the increased indebtedness the Company will incur to complete the acquisition; risks related to the increased reliance on international business the Company will experience if the acquisition closes; and risks and uncertainties associated with economic conditions in the commercial interiors industry.

Additional risks and uncertainties that may cause actual results to differ materially from those predicted in forward-looking statements also include, but are not limited to, the discussion of specific risks and uncertainties under the following subheadings in "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017: "Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings"; "We compete with a large number of manufacturers in the highly competitive floorcovering products market, and some of these competitors have greater financial resources than we do. We may face challenges competing on price, making investments in our business or on product design"; "Our success depends significantly upon the efforts, abilities and continued service of our senior management executives, our principal design consultant and other key personnel (including sales personnel), and our loss of any of them could affect us adversely"; "Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations"; "Concerns regarding the European sovereign debt and market perceptions about the instability of the euro, the potential re-introduction of individual currencies within the Eurozone, the potential dissolution of the euro entirely, or the U.K. exiting the European Union, could adversely affect our business, results of operations or financial condition"; "Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass these cost increases through to our customers"; "Unanticipated termination or interruption of any of our arrangements with our primary third party suppliers of synthetic fiber or our sole third party supplier for luxury vinyl tile ("LVT") could have a material adverse effect on us"; "We have a significant amount of indebtedness, which could have important negative consequences to us"; "The market price of our common stock has been volatile and the value of your investment may decline"; "Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets"; "Changes to our facilities could disrupt our operations"; "Our business operations could suffer significant losses from natural disasters, catastrophes, fire or other unexpected events"; and "Disruptions to or failures of our information technology systems could adversely effect on our business."

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.  The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW -

Consolidated Condensed Statements of Operations	Three Months Ended		Six Months Ended
(In thousands, except per share data)	7/1/18	7/2/17	7/1/18	7/2/17

Net Sales	$283,626	$251,700	$524,189	$472,802
Cost of Sales	174,478	153,803	321,459	287,103
Gross Profit	109,148	97,897	202,730	185,699
Selling, General & Administrative Expenses	75,445	64,386	146,039	129,100
Restructuring and Asset Impairment Charges	--	--	--	7,299
Operating Income	33,703	33,511	56,691	49,300
Interest Expense	2,261	1,682	4,355	3,299
Other Expense (Income)	3,261	698	3,780	2,092
Income Before Taxes	28,181	31,131	48,556	43,909
Income Tax Expense	7,579	10,193	12,870	14,424
NET INCOME	$20,602	$20,938	$35,686	$29,485

Earnings Per Share – Basic	$0.35	$0.33	$0.60	$0.46

Earnings Per Share – Diluted	$0.35	$0.33	$0.60	$0.46

Common Shares Outstanding – Basic	59,493	62,789	59,582	63,432
Common Shares Outstanding – Diluted	59,538	62,832	59,627	63,474

Organic Orders	$290,900	$265,200	$540,800	$488,200

Consolidated Condensed Balance Sheets
(In thousands)	7/1/18	12/31/17
Assets

Cash	$66,983	$87,037
Accounts Receivable	156,602	142,808
Inventory	199,127	177,935
Other Current Assets	38,082	23,087
Total Current Assets	460,794	430,867
Property, Plant & Equipment	207,994	212,645
Other Assets	155,839	157,088
Total Assets	$824,627	$800,600

Liabilities
Accounts Payable	61,542	50,672
Accrued Liabilities	102,953	110,974
Current Portion of Long-Term Debt	15,000	15,000
Total Current Liabilities	179,495	176,646
Long-Term Debt	228,531	214,928
Other Long-Term Liabilities	75,998	78,935
Total Liabilities	484,024	470,509
Shareholders' Equity	340,603	330,091
Total Liabilities and Shareholders' Equity	$824,627	$800,600

Consolidated Condensed Statements of Cash Flows	Three Months Ended		Six Months Ended
(In thousands)	7/1/18	7/2/17	7/1/18	7/2/17
Net Income	$20,602	$20,938	$35,686	$29,485
Depreciation and Amortization	8,459	7,453	17,190	14,422
Stock Compensation Amortization	2,758	706	5,616	1,821
Deferred Income Taxes and Other Non-Cash Items	(2,529)	1,950	(729)	2,870
Change in Working Capital
Accounts Receivable	(22,748)	(17,949)	(16,410)	(6,288)
Inventories	(7,041)	(2,477)	(24,281)	(21,087)
Prepaids and Other Current Assets	(1,701)	2,646	(17,974)	(667)
Accounts Payable and Accrued Expenses	12,967	2,558	5,890	1,389
Cash Provided from Operating Activities	10,767	15,825	4,988	21,945
Cash Used in Investing Activities	(8,663)	(7,438)	(15,830)	(15,046)
Cash Used in Financing Activities	(1,682)	(22,498)	(7,438)	(109,323)
Effect of Exchange Rate Changes on Cash	(1,296)	848	(1,774)	3,535
Net Decrease in Cash	$(874)	$(13,263)	$(20,054)	$(98,889)

Reconciliation of Non-GAAP Performance Measures to GAAP Performance Measures
(In millions, except per share data)

Second Quarter 2018	Second Quarter 2017	Year-to-Date 2018	Year-to-Date 2017
Net Sales as Reported (GAAP)	$ 283.6	$ 251.7	$ 524.2	$ 472.8
Impact of Changes in Currency	(5.2)	--	(15.1)	--
Specialty Retail Sales	--	--	--	(4.7)
Organic Sales	$ 278.4	$ 251.7	$ 509.1	$ 468.1

	Second Quarter 2018	Year-to-Date 2018	Year-to-Date 2017
Operating Income as Reported (GAAP)	$ 33.7	$ 56.7	$ 49.3
Transaction Related Expenses	3.0	3.0	--
Restructuring and Asset Impairment Charges	--	--	7.3
Adjusted Operating Income	$ 36.7	$ 59.7	$ 56.6

	Second Quarter 2018
Selling, General and Administrative Expenses as Reported (GAAP)	$ 75.4
Transaction Related Expenses	(3.0)
Adjusted Selling, General and Administrative Expenses	$ 72.4

	Second Quarter 2018	Year-to-Date 2018	Year-to-Date 2017
Net Income as Reported (GAAP)	$ 20.6	$ 35.7	$ 29.5
Transaction Related Expenses (after tax)	4.6	4.6	--
Restructuring and Asset Impairment Charges (after tax)	--	--	4.7
Adjusted Net Income	$ 25.2	$ 40.3	$ 34.2

	Second Quarter 2018	Year-to-Date 2018	Year-to-Date 2017
Earnings Per Share as Reported (GAAP)	$ 0.35	$ 0.60	$ 0.46
Transaction Related Expenses (after tax)	0.08	0.08	--
Restructuring and Asset Impairment Charges (after tax)	--	--	0.07
Adjusted Earnings Per Share	$ 0.42	$ 0.68	$ 0.54

The impacts of changes in foreign currency presented in the tables are calculated based on applying the prior year period's average foreign currency exchange rates to the current year period.

Tax effects identified above (when applicable) are calculated using the statutory tax rate for the jurisdictions in which the charge or income occurred.

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